Filed Pursuant to Rule 433
Registration Nos. 333-206176 and 333-206176-01

$821+MM Synchrony Credit Card Master Note Trust 2017-1

JT-BOOKS : Barclays (B&D), Mizuho, TD

SEC-Registered CO-MGRS : Citi, Mischler, RBC, SG

CLS	AMT(MM)	WAL	M/F	E.FNL	L.FNL	BMK	SPRD	YIELD	CPN	PX
A	750.000	3.00	Aaa/AAA	06/20	06/23	Swaps	+ 31	1.938	1.93	99.99936
B	71.917+	3.00	Aa2/AA	06/20	06/23	Swaps	+ 58	2.208	2.19	99.97708

BBERG TICKER: SYNCT 17-1	REGISTRATION: SEC-REG
EXPECTED PRICING: PRICED	EXPECTED RATINGS: MOODYS/FITCH
EXPECTED SETTLE: 06/16/17	ERISA ELIGIBLE: YES
FIRST PAY DATE: 07/17/17	MIN DEMOMS: $10k X $1k (A) $10k X $1 (B)
BILL & DELIVER: BARCLAYS	CUSIPS: 87165LBP5 (A) 87165LBQ3 (B)

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.